Exhibit 19.3


  Ford Credit Auto Owner Trust 2002-C
  Monthly Servicing Report


  Collection Period                                                                                                  December, 2002
  Distribution Date                                                                                                       1/15/2003
  Transaction Month                                                                                                               7

  I. ORIGINAL DEAL PARAMETERS
  ---------------------------
                                          Dollar Amount       # of Contracts
  Original Portfolio:                  $2,119,999,956.92              122,838
  Original Securities:                                             Dollar Amount          Coupon              Legal Final Maturity
   Class A-1 Notes                                                 $410,000,000.00         1.860%                    March 17, 2003
   Class A-2 A Notes                                                200,000,000.00         2.480%                 December 15, 2004
   Class A-2 B Notes                                                655,000,000.00         1.870%                 December 15, 2004
   Class A-3 Notes                                                  392,000,000.00         3.380%                 December 15, 2005
   Class A-4 Notes                                                  249,260,000.00         3.790%                September 15, 2006
   Class B Notes                                                     60,200,000.00         4.220%                 December 15, 2006
   Class C Notes                                                     40,135,000.00         4.810%                    March 15, 2007
   Class D Certificates                                              40,135,000.00         6.000%                 November 17, 2008
                                                                     -------------
      Total                                                      $2,046,730,000.00



  II. COLLECTIONS
  ---------------
  Interest:                                                Simple Interest Loans       Precomputed Loans                     Total
  Interest Collections                                               $6,114,156.90                $1,242.27           $6,115,399.17
  Repurchased Loan Proceeds Related to Interest                          15,211.72                     0.00               15,211.72
                                                                         ---------                     ----               ---------
      Total                                                          $6,129,368.62                $1,242.27           $6,130,610.89

  Servicer Advances:
  Principal Advances                                                         $0.00                $1,059.71               $1,059.71
  Interest Advances                                                   1,405,185.74                    63.47            1,405,249.21
                                                                      ------------                    -----            ------------
      Total                                                          $1,405,185.74                $1,123.18           $1,406,308.92

  Principal:
  Principal Collections                                             $45,953,822.68               $15,864.42          $45,969,687.10
  Prepayments in Full                                                15,341,983.36                     0.00           15,341,983.36
  Prepayments in Full Due to Administrative Repurchases                       0.00                     0.00                    0.00
  Repurchased Loan Proceeds Related to Principal                        751,586.23                     0.00              751,586.23
  Payahead Draws                                                              0.00                   435.77                  435.77
                                                                              ----                   ------                  ------
      Total                                                         $62,047,392.27               $16,300.19          $62,063,692.46

  Liquidation Proceeds                                                                                                  $910,776.15
  Recoveries from Prior Month Charge-Offs                                                                                  5,387.70
                                                                                                                           --------
      Total Principal Collections                                                                                    $62,979,856.31

  Principal Losses for Collection Period                                                                              $2,193,779.07
  Total Regular Principal Reduction                                                                                  $64,258,531.24

  Total Collections                                                                                                  $70,516,776.12

  III. FUNDS AVAILABLE FOR DISTRIBUTION
  -------------------------------------
  Total Collections                                                                                                  $70,516,776.12
  Reserve Account Release                                                                                                      0.00
  Reserve Account Draw                                                                                                         0.00
  Clean-up Call                                                                                                                0.00
  Net Swap Receipt                                                                                                             0.00
                                                                                                                               ----
      Total                                                                                                          $70,516,776.12




                                     Page 1

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  Ford Credit Auto Owner Trust 2002-C
  Monthly Servicing Report


  Collection Period                                                                                                  December, 2002
  Distribution Date                                                                                                       1/15/2003
  Transaction Month                                                                                                               7

  IV. DISTRIBUTIONS
  -----------------
  Servicing Fee:                                Amount Due          Amount Paid            Shortfall
   Total Amount                               $1,441,005.23        $1,441,005.23                $0.00
   Amount per $1,000 of Original Balance               0.70                 0.70                 0.00

  Net Swap Payment                               $620,885.42

                                                                                                                          Change in
  Noteholders Interest:                Amount Due         Amount Paid            Shortfall Carryover Shortfall  Carryover Shortfall
   Class A1 Notes                       $10,687.25           $10,687.25               $0.00                $0.00               $0.00
   Class A2 A Notes                     413,333.33           413,333.33                0.00                 0.00                0.00
   Class A2 B Notes                     791,458.33           791,458.33                0.00                 0.00                0.00
   Class A3 Notes                     1,104,133.33         1,104,133.33                0.00                 0.00                0.00
   Class A4 Notes                       787,246.17           787,246.17                0.00                 0.00                0.00
   Class B Notes                        211,703.33           211,703.33                0.00                 0.00                0.00
   Class C Notes                        160,874.46           160,874.46                0.00                 0.00                0.00
                                        ----------           ----------                ----                 ----                ----
      Total                          $3,479,436.20        $3,479,436.20               $0.00                $0.00               $0.00


  Certificateholders Interest:
   Class D Certificates                $200,675.00          $200,675.00               $0.00                $0.00               $0.00
                                       -----------          -----------               -----                -----               -----

  Total Note and Cert. Interest:     $3,680,111.20        $3,680,111.20               $0.00                $0.00               $0.00

  Total Available for Principal Distribution   $64,774,774.27

  Principal Distribution Amounts
   First Priority Distribution Amount                $0.00
   Second Priority Distribution Amount                0.00
   Third Priority Distribution Amount        18,445,205.78
   Regular Principal Distribution Amount     46,184,328.78
                                             -------------
      Principal Distribution Amount         $64,629,534.56

  Noteholder Principal Distributions:
   Class A1 Notes                                         $6,895,000.21
   Class A2 A Notes                                       13,505,154.23
   Class A2 B Notes                                       44,229,380.12
   Class A3 Notes                                                  0.00
   Class A4 Notes                                                  0.00
   Class B Notes                                                   0.00
   Class C Notes                                                   0.00
                                                                   ----
      Total Note Principal Paid                          $64,629,534.56

  Certificateholder Principal Distributions:
   Class D Certificates                                           $0.00
                                                                  -----

  Total Note and Certificate Principal Paid:             $64,629,534.56

  Collections Released to Servicer                          $145,239.71

  Total Available for Distribution          $70,516,776.12
  Total Distribution (incl. Servicing Fee)  $70,516,776.12


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  Ford Credit Auto Owner Trust 2002-C
  Monthly Servicing Report


  Collection Period                                                                                                  December, 2002
  Distribution Date                                                                                                       1/15/2003
  Transaction Month                                                                                                               7

  V. DISTRIBUTION PER $1,000 OF ORIGINAL BALANCE
  ----------------------------------------------
                                                           Principal                Interest                  Total
                                                        Distribution            Distribution            Distribution
  Class A1 Notes                                               $16.82                   $0.03                   $16.84
  Class A2 A Notes                                              67.53                    2.07                    69.59
  Class A2 B Notes                                              67.53                    1.21                    68.73
  Class A3 Notes                                                 0.00                    2.82                     2.82
  Class A4 Notes                                                 0.00                    3.16                     3.16
  Class B Notes                                                  0.00                    3.52                     3.52
  Class C Notes                                                  0.00                    4.01                     4.01
                                                                 ----                    ----                     ----
      Total Notes                                              $32.21                   $1.73                   $33.94

  Class D Certificates                                          $0.00                   $5.00                    $5.00
                                                                -----                   -----                    -----

  Total Notes and Certificates:                                $31.58                   $1.80                   $33.38

  VI. POOL BALANCE AND PORTFOLIO INFORMATION
  ------------------------------------------
                                                 Beginning of Period                                 End of Period
                                                    Balance       Pool Factor                       Balance        Pool Factor
  Aggregate Balance of Notes               $1,603,490,000.21       0.7991099                $1,538,860,465.65       0.7669014
  Class A1 Notes                                6,895,000.21       0.0168171                             0.00       0.0000000
  Class A2 A Notes                            200,000,000.00       1.0000000                   186,494,845.77       0.9324742
  Class A2 B Notes                            655,000,000.00       1.0000000                   610,770,619.88       0.9324742
  Class A3 Notes                              392,000,000.00       1.0000000                   392,000,000.00       1.0000000
  Class A4 Notes                              249,260,000.00       1.0000000                   249,260,000.00       1.0000000
  Class B Notes                                60,200,000.00       1.0000000                    60,200,000.00       1.0000000
  Class C Notes                                40,135,000.00       1.0000000                    40,135,000.00       1.0000000
  Class D Certificates                         40,135,000.00       1.0000000                    40,135,000.00       1.0000000
                                               -------------       ---------                    -------------       ---------
     Total                                 $1,643,625,000.21       0.8030493                $1,578,995,465.65       0.7714723


  Portfolio Information
  Weighted Average Coupon (WAC)                         5.21%                                           5.23%
  Weighted Average Remaining Maturity (WAM)             41.59                                           40.75
  Remaining Number of Receivables                     110,423                                         108,628
  Portfolio Receivable Balance              $1,729,206,274.02                               $1,664,932,856.22

  VII. OVERCOLLATERALIZATION INFORMATION
  --------------------------------------
  Specified Overcollateralization Amount                                                                      $6,049,328.78
  Specified Credit Enhancement Amount                                                                        $16,649,328.56
  Yield Supplement Overcollateralization Amount                                                              $79,888,061.79
  Target Level of Overcollateralization                                                                      $85,937,390.57

  VIII. RECONCILIATION OF RESERVE ACCOUNT
  ---------------------------------------
  Beginning Reserve Account Balance                                                                          $10,599,999.78
  Specified Reserve Account Balance                                                                           10,599,999.78
  Reserve Release Amount                                                                                               0.00
  Reserve Account Draws                                                                                                0.00
  Interim Reserve Account Balance                                                                             10,599,999.78
  Reserve Account Deposits Made                                                                                        0.00
                                                                                                                       ----
  Ending Reserve Account Balance                                                                             $10,599,999.78
  Change in Reserve Account Balance                                                                                   $0.00

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  Ford Credit Auto Owner Trust 2002-C
  Monthly Servicing Report


  Collection Period                                                                                                  December, 2002
  Distribution Date                                                                                                       1/15/2003
  Transaction Month                                                                                                               7

  IX. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY
  ---------------------------------------------

  Liquidation Proceeds                                                                                                  $910,776.15
  Recoveries from Prior Month Charge-Offs                                                                                 $5,387.70
  Total Principal Losses for Collection Period                                                                        $2,193,779.07
  Charge-off Rate for Collection Period (annualized)                                                                          0.89%
  Cumulative Net Losses for all Periods                                                                               $3,864,774.02


  Delinquent Receivables:                                                            # of Contracts                         Amount
  31-60 Days Delinquent                                                                         1,336                $20,915,751.95
  61-90 Days Delinquent                                                                           182                 $2,849,881.84
  91-120 Days Delinquent                                                                           73                 $1,146,388.53
  Over 120 Days Delinquent                                                                         52                   $828,712.56

  Repossesion Inventory                                                                           161                 $2,715,806.26


  Ratio of Net Losses to the Average Pool Balance:
  Second Preceding Collection Period                                                                                        0.5912%
  Preceding Collection Period                                                                                               0.5600%
  Current Collection Period                                                                                                 0.9034%
  Three Month Average                                                                                                       0.6849%

  Ratio of 60+ Delinquent Contracts to Outstanding Receivables:
  Second Preceding Collection Period                                                                                        0.1873%
  Preceding Collection Period                                                                                               0.2327%
  Current Collection Period                                                                                                 0.2826%
  Three Month Average                                                                                                       0.2342%


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  Ford Credit Auto Owner Trust 2002-C
  Monthly Servicing Report


  Collection Period                                                                                                  December, 2002
  Distribution Date                                                                                                       1/15/2003
  Transaction Month                                                                                                               7

  Worksheet Information
  ---------------------

  Servicer Advances                                                           Simple Interest Loans              Precomputed Loans
  Beginning Servicer Advances                                                           $3,391,774.50                     $5,314.49
  New Advances                                                                           1,394,541.98                      1,123.18
  Servicer Advance Recoveries                                                            1,250,838.31                      2,017.63
                                                                                         ------------                      --------
  Ending Servicer Advances                                                              $3,535,478.17                     $4,420.04

  Current Month Interest Advances for Prepaid Loans                                        $10,643.76                         $0.00

  Payahead Account
  Beginning Payahead Account Balance                                                                                      $3,105.90
  Additional Payaheads                                                                                                       538.48
  Payahead Draws                                                                                                             435.77
                                                                                                                             ------
  Ending Payahead Account Balance                                                                                         $3,208.61

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